As Filed with the Securities and Exchange Commission on May 19, 1995
                                                 Registration No. 33-______

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                    __________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             Varity Corporation
- ----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                               22-3091314
- ------------------------            ---------------------------------
(State of incorporation)            (IRS Employer Identification No.)

           672 Delaware Avenue, Buffalo, NY 14209 (716) 888-8000
           -----------------------------------------------------
                 (Address of principal executive offices)

                 Varity Corporation Stock Option Agreement
                 -----------------------------------------
                         (Full title of the plan)

                          Kenneth L. Walker, Esq.
                            Varity Corporation
                            672 Delaware Avenue
                          Buffalo, New York  14209
                  ---------------------------------------
                  (Name and address of agent for service)

                            (716) 888-8000
       ------------------------------------------------------------
       (Telephone number, including area code, of agent for service
                           _____________________
                                 Copy to:

                          John P. Mitchell, Esq.
                          Cahill Gordon & Reindel
                              80 Pine Street
                           New York, N.Y.  10005
                              (212) 701-3000
                        _____________________________

                      CALCULATION OF REGISTRATION FEE
=============================================================================
Title of        Amount to       Proposed      Proposed        Amount of
Securities      be              maximum       maximum         registration fee
to be           registered      offering      aggregate
registered                      price per     offering
                                share (1)     price (1)
- -----------     -------------   ---------     ---------       ------------
Common
Stock, $.01
par value       10,500 shares   $44.50        $467,250           $161.12
==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended.

                     Exhibit Index is located on page 8
                                  PART I

                    INFORMATION REQUIRED IN PROSPECTUS


Item 1.   Plan Information.*


Item 2.   Registrant Information and Employee Plan Annual Information.*































___________________
* The information called for by Part I of Form S-8 is currently included in the Stock Option Agreement between Varity Corporation and Robert M. Mehalso (the "Varity Corporation Stock Option Agreement") and the Statement of Additional Information delivered to Robert M. Mehalso and is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

            The following documents (or portions thereof) filed by Varity Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995.

      (2) The description of the Company's Common Stock contained in a proxy statement dated June 17, 1991, as amended, filed as an exhibit to the Company's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 24, 1991 and incorporated by reference therein.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.   Description of Securities.

            Not applicable.


Item 5.   Interests of Named Experts and Counsel.

            None.


Item 6.   Indemnification of Directors and Officers.

            The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Company. The statute provides that such indemnification is not exclusive of other rights or indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation
Law.


Item 7.   Exemption from Registration Claimed.

            Not applicable.


Item 8.   Exhibits.

      4.1   Restated Certificate of Incorporation of the Company
            (incorporated by reference to the Company's Registration Statement on Form 8-B filed with the Commission on September 24, 1991)

      4.2   Form of Varity Corporation Stock Option Agreement

        5   Opinion of Counsel - Cahill Gordon & Reindel

     23.1   Consent of Independent Accountants - KPMG Peat Marwick LLP

     23.2   Consent of Counsel - Cahill Gordon & Reindel (contained in
            Exhibit 5)

       24   Power of Attorney (included on p. 5)


Item 9.   Undertakings.

            The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on March 30, 1995.

                                          VARITY CORPORATION



                                          By:  /s/Kenneth L. Walker
                                               Name:  Kenneth L. Walker
                                               Title:  Vice President, Legal


                             POWER OF ATTORNEY


            Each person whose signature appears below appoints Neil D. Arnold, Kevin C. Shanahan and Kenneth L. Walker, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to this Registration Statement (including post-effective amendments) and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary and proper in connection therewith.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                Date



    /s/ Victor A. Rice            Chairman of the Board,      March 30, 1995
      Victor A. Rice              Chief Executive Officer
                                  and Director (Principal
                                  Executive Officer)


    /s/ Neil D. Arnold            Senior Vice President and   March 30, 1995
      Neil D. Arnold              Chief Financial Officer
                                  (Principal Financial
                                  Officer)

       Signature                         Title                Date


    /s/ Kevin C. Shanahan         Vice President, Controller  March 30, 1995
      Kevin C. Shanahan           (Principal Accounting
                                  Officer)


    /s/ Vince D. Lorenzo          Vice Chairman of the Board  March 30, 1995
      Vince D. Laurenzo           and Director


    /s/ Paul M.F. Cheng           Director                    March 30, 1995
       Paul M.F. Cheng


    /s/ William A. Corbett        Director                    March 30, 1995
     William A. Corbett


  /s/ Thomas N. Davidson          Director                    March 30, 1995
    Thomas N. Davidson


    /s/ Robert M. Gates           Director                    March 30, 1995
       Robert M. Gates


    /s/ Luiz F. Kahl              Director                    March 30, 1995
            Luiz F. Kahl


  /s/ W. Darcy McKeough           Director                    March 30, 1995
        W. Darcy McKeough


  /s/ Sir Bryan Nicholson         Director                    March 30, 1995
      Sir Bryan Nicholson


   /s/ Warren S. Rustand          Director                    March 30, 1995
       Warren S. Rustand

       Signature                       Title                         Date


    /s/ William R. Teschke          Director                    March 30, 1995
           William R. Teschke


/s/ The Hon. Robin H. Warrender     Director                    March 30, 1995
  The Hon. Robin H. Warrender

                               EXHIBIT INDEX


EXHIBIT                                                 SEQUENTIAL PAGE NO.


 4.1        Restated Certificate of
            Incorporation of the Company
            (incorporated by reference to the
            Company's Registration Statement on
            Form 8-B filed with the Commission
            on September 24, 1991)

 4.2        Form of Varity Corporation Stock
            Option Agreement                                   10

 5          Opinion of Counsel - Cahill Gordon &
            Reindel                                            13

 23.1       Consent of Independent Accountants -
            KPMG Peat Marwick LLP                              14

 23.2       Consent of Counsel - Cahill Gordon &
            Reindel (contained in Exhibit 5)

 24         Power of Attorney (included on p. 5)